EXHIBIT 23.3

                      [ Letterhead of Arthur Andersen LLP]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 19, 1996 included in D.R. Horton, Inc.'s Form 10-K for the year ended September 30, 1998, and to all references to our firm included in this Registration Statement.

/s/  Arthur Andersen LLP

Phoenix, Arizona
February 10, 1999